UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

_________________

Direct Equity International, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-28581	88-0422528
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 South West Temple Street-Suite 540, Salt Lake City, Utah 84101

(Address of principal executive office, including zip code)

(801) 519-2123

(Telephone number, including area code)

(Former name or former address, if changed since last report)

3245 Grande Vista Drive, Newbury Park, California 91320

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On January 10, 2007 all of the following occurred:

(1) Mr. Toshiaki Sato and Mr. Seishi Murakami resigned as directors of the Company. Prior to their resignation, the board of directors elected Ms. Kazuyo Horigane and Ms. Claire Singleton as directors of the Company.

(2) In addition, effective January 10, 2007 Mr. Makoto Omori, Mr. Toshiaki Sato and Mr. Seishi Murakami resigned as President, Treasurer and Secretary, respectively, of the Company. The board of directors elected Ms. Kazuyo Horigane as President and CEO of the Company, and Ms. Claire Singleton as Vice-President, Treasurer and Secretary of the Company.

(3) Ms. Kazuyo Horigane also is a shareholder, director and Secretary-Treasurer of AKM Capital, Inc., a Nevada corporation, which owns 5,351,352 shares of all of the issued and outstanding common stock of the Company, representing 27.84% of all such shares. As a result of her ownership of stock in AKM Capital, Inc., Ms. Horigane may be deemed the beneficial owner of 1,337,838 of the Company’s shares of common stock, representing 6.96% of all of the issued and outstanding shares of the Company.

For the past five years Ms. Kazuyo Horigane has been an employee of M. Tsuda & Co., Ltd., a Japanese company, located in Tokyo, Japan, that consults with and advises Japanese clients that are interested in going public in the US securities markets. For her services as President and CEO, the Company initially will pay Ms. Horigane at the rate of $6,000 per month. A written agreement to reflect this arrangement is being prepared and will be filed as an exhibit to an amended Form 8-K filing when it is executed.

For the past ten years Ms. Claire Singleton has been a manager and member of a private company, JHCRPN L.L.C. d/b/a Global Aquafeeds, headquartered in Salt Lake City, Utah, which is a brine shrimp company that harvests, processes and sells brine shrimp internationally. For her services as Vice President, Treasurer and Secretary, the Company initially will pay Ms. Singleton at the rate of $6,000 per month. A written agreement to reflect this arrangement is being prepared and will be filed as an exhibit to an amended Form 8-K filing when it is executed.

Involvement in Certain Legal Proceedings

During the past five years, each of Ms. Horigane and Ms. Singleton:

o	was not a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

o	was not convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

o	was not subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent

jurisdiction, permanently or temporarily enjoining, barring,

suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

o	was not found by a court of competent jurisdiction (in a civil action),

the Securities and Exchange Commission or the Commodity Futures

Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed,

suspended or vacated.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions. None

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT EQUITY INTERNATIONAL, INC.

By:	/s/ Sol V. Slotnik, Assistant Secretary
Sol V. Slotnik, Assistant Secretary

Date: January 17, 2007